Exhibit 99.1

CONTACT:

Alan Cormier

General Counsel and Secretary

Sycamore Networks, Inc.

978-250-2921

alan.cormier@sycamorenet.com

SYCAMORE NETWORKS, INC. FILES CERTIFICATE OF DISSOLUTION

Suspends Trading on NASDAQ

CHELMSFORD, Mass., March 8, 2013 – Sycamore Networks, Inc. (NASDAQ: SCMR) (the “Company”) announced today that it has filed a certificate of dissolution with the Secretary of State of the State of Delaware (the “Certificate of Dissolution”), as contemplated by the Plan of Complete Liquidation and Dissolution previously approved by the Company’s Board of Directors and stockholders. The Certificate of Dissolution, which became effective at 5:00 p.m. Eastern Time on March 7, 2013, provides for the dissolution of the Company under Delaware’s General Corporation Law.

In connection with the filing of the Certificate of Dissolution, effective as of 5:00 p.m. Eastern Time on March 7, 2013, the Company closed its stock transfer books and discontinued recording transfers of its common stock, $0.001 par value per share (the “Common Stock”). The Common Stock, and stock certificates evidencing the shares of Common Stock, are no longer assignable or transferable on the Company’s books, other than transfers by will, intestate succession or operation of law.

On March 4, 2013, the Company submitted a request to The NASDAQ Stock Market (“NASDAQ”) to (1) suspend trading of the Common Stock on The NASDAQ Global Select Market effective as of the close of trading on March 7, 2013 and (2) suspend the effectiveness of the Company’s NASDAQ trading symbol effective as of the close of trading on March 7, 2013. The Company also notified NASDAQ of its intention to file a Form 25 with the Securities and Exchange Commission on or about March 15, 2013 to withdraw the registration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended, and requested that NASDAQ take the actions necessary to terminate the Company’s NASDAQ listing effective prior to the opening of trading on March 25, 2013.

Upon suspension of trading of the Common Stock on The NASDAQ Global Select Market, shares of Common Stock held in street name with brokers may be traded in the over-the-counter market on an electronic bulletin board established for unlisted securities such as the OTC Bulletin Board or the Pink Sheets. Such trading may reduce the market liquidity of the Common Stock and, as a result, investors may find it more difficult to dispose of, or obtain accurate quotations for the price of, the Common Stock, if they are able to trade the Common Stock at all.

About Sycamore Networks, Inc.

Sycamore Networks, Inc. (NASDAQ: SCMR) is based in Chelmsford, Massachusetts. For more information, please visit www.scmrinc.com.

Safe Harbor for Forward-Looking Statements

We wish to caution you that certain matters discussed in this press release may constitute “forward-looking statements,” as defined under the federal securities laws. Risks and uncertainties relating to the Company could cause actual events and results to differ materially from those stated or implied in such statements. Potential risks and uncertainties include, among others, the Company’s inability to predict the timing or amount of any additional cash distributions to stockholders; the possibility that liabilities of the Company could be greater than anticipated; potential liabilities of the Company’s stockholders to the Company’s creditors in the event that the Company fails to create an adequate contingency reserve to satisfy claims against it; the limited ability of the Company’s stockholders to trade their shares following the close of the Company’s stock transfer books; and the Company’s continuing costs associated with complying with public company reporting requirements. More information about potential factors that could affect the Company’s dissolution and the amount of any future distributions is included in the section entitled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.